Contact:	Laurence Orton	203-573-2153

Chemtura Reports Second Quarter 2011 Financial Results

Continues Trend of Strong Year-Over-Year Improvement

Achieves Second Quarter 2011 Net Sales of $876 million and $0.69 Earnings per Share

PHILADELPHIA, PA – Aug 3, 2011 – Chemtura Corporation, (NYSE: CHMT) (the “Company,” “Chemtura,” “We,” “Us” and “Our”) today announced financial results for the second quarter ended June 30, 2011.  We also filed our Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2011.  For the second quarter of 2011, Chemtura reported net sales of $876 million and net earnings from continuing operations on a GAAP basis of $69 million, or $0.69 per share.  Net earnings on a managed basis were $51 million, or $0.51 per share.

Second Quarter 2011 Financial Results

The discussion below includes financial information on both a GAAP and managed basis.  We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of second quarter financial results on a GAAP basis:

(In millions, except per share data)	Second Quarter
	2011	2010	% change
Net sales	$876	$767	14%
Operating profit	$87	$122	(29)%
Earnings (loss) from continuing operations	$69	$(41)	NM
Earnings (loss) from continuing operations - per share	$0.69	$(0.16)	NM

NM = Not Meaningful

The following is a summary of second quarter financial results on a managed basis:

(In millions, except per share data)	Second Quarter
	2011	2010	% change
Net sales	$876	$767	14%
Operating profit	$88	$79	11%
Earnings from continuing operations	$51	$40	28%
Earnings from continuing operations - per share	$0.51	$0.16	NM

NM = Not Meaningful

CEO Remarks

“I am pleased to report robust performance in the second quarter of 2011, delivering the expected year-on-year improvement” commented Craig A. Rogerson, Chairman, President and CEO.  “Our Industrial segments led the quarter’s performance. They sustained the significant progress made in recovering the continuing increases in raw material costs, which resulted in our year-on-year changes in selling prices exceeding year-on-year changes in raw material costs again this quarter.  Performance was led by our bromine franchise which continued to deliver strong results,”

Mr. Rogerson continued, “Chemtura AgroSolutions saw the anticipated recovery in European demand, contributing to a 15% year-on-year increase in net sales, improving manufacturing utilization and driving a significant improvement in profitability.  Consumer Products are having a tough season this year.  In addition to the previously discussed pressures on selling prices and volume this season, weather was mixed during the quarter, slowing consumer purchases and resulting in cautious inventory management by the mass-market retailers.  We have seen weak seasons in the past and then rebounded in the following year.  We are confident that we are laying the foundation today for stronger performance in the 2012 season.”

Outlook

Commenting on the outlook for the balance of 2011, Mr. Rogerson observed, “While we are closely monitoring our customers for indications of slower macroeconomic demand, we remain optimistic about our prospects for the second half of the year and our ability to deliver continued year-on-year improvement.  We are investing in innovation and growth as evidenced by our recent announcements of investments in synthetic lubricant base-stock capacity in Europe and a multi-purpose manufacturing facility in Nantong, China.  These and other investments will help us continue our improvement in profitability and margins beyond 2011.”

Second Quarter 2011 Business Segment Highlights

•
Industrial Performance Products’ net sales increased $57 million or 18% driven by increased sales volume, higher selling prices and the benefit of favorable foreign currency translation, partially offset by the divestiture of the natural sodium sulfonates and oxidized petrolatum product lines in 2010.  The increase in sales volume in the second quarter of 2011 was driven by demand growth for all our major product lines in the segment.  The higher selling prices were in response to increasing raw material costs.  Operating profit increased $1 million due to increased selling prices and the benefit from increased sales volume and favorable product mix, partially offset by higher raw material and manufacturing costs, and higher selling, general and administrative and research and development (collectively “SGA&R”) costs.

•
Industrial Engineered Products’ net sales increased $57 million or 30% driven primarily by higher selling prices, increased sales volume and the benefit of favorable foreign currency translation.  Substantial price increases have been implemented across all major product lines in response to higher raw material costs and to support significant ongoing investment to ensure sustainable and reliable supply as demand for bromine and its derivatives continue to grow globally.  Demand remained strong across our customers in the electronics, fine chemicals, oilfield, pharmaceutical, insulation and furniture foam applications industries due in large part to improved global macroeconomic conditions.  Operating profit on a managed basis increased $28 million from the second quarter of 2010 primarily due to increased selling prices, the benefit of favorable foreign currency translation and higher sales volume, partially offset by higher raw material and SGA&R costs.  On a GAAP basis, operating profit increased $35 million as 2010 was impacted by an increase of $9 million in accelerated depreciation of property, plant and equipment, offset by $2 million of lower accelerated recognition of asset retirement obligations.  Following the launch of three new innovative flame retardants under our EMERALD™ series in the fourth quarter of 2010, we continued the introduction of new products in May 2011 with EMERALD™ 3000 an innovative brominated polymeric flame retardant for expanded polystyrene foam (EPS) and extruded polystyrene foam (XPS) insulation.

•
Consumer Products’ net sales decreased $19 million or 11% due to lower sales volume and lower selling prices, partially offset by the benefit of favorable foreign currency translation.  Sales volume reflected lower demand in the mass market channel where inventories are being managed by our customers at lower levels than the prior year.  European sales volume was up year-over-year.  Net sales were also impacted by lower pricing that was necessary to react to competitive pressures during the line reviews for the 2011 season.  Operating profit on a managed basis decreased $15 million due to a decrease in sales volume and unfavorable product mix, lower selling prices and increased manufacturing costs.  On a GAAP basis, operating profit decreased $16 million.

•
Chemtura AgroSolutions’ net sales increased $14 million or 15% primarily due to increased sales volume and favorable foreign currency translation.  Sales recovered strongly in Europe, where sales this quarter were up compared to the second quarter of 2010 by 41% and the quarter also benefitted from continued good performance in North America despite a wet start to the season.  There was also positive early season momentum in Latin America.  In Asia Pacific we continue to work to strengthen our distribution channels.  Operating profit increased $5 million due to higher sales volume and favorable product mix, lower manufacturing costs due to higher volumes, partially offset by increased SGA&R expense primarily due to an increase in allowance for doubtful accounts.

•
Corporate expense for the second quarter of 2011 was $26 million compared to $16 million in 2010.  Corporate expense included amortization expense related to intangibles of $9 million for the second quarter of 2011 and 2010.  The primary contributor was increased stock compensation expense, which included expense related to grants under the emergence incentive plans approved by the Bankruptcy Court.

Second Quarter 2011 Results - GAAP

•
Net sales for the second quarter of 2011 were $876 million or $109 million higher than 2010.  This increase in net sales was attributable to higher selling prices of $55 million, increased sales volume of $38 million and a $21 million benefit from favorable foreign currency translation, partially offset by a reduction in net sales of $5 million due to the divestiture of the natural sodium sulfonates and oxidized petrolatum product lines in the third quarter of 2010.  The higher selling prices were achieved by the Industrial Performance Products and Industrial Engineered Products segments during the second quarter of 2011.  All segments, except Consumer Products, contributed to the increase in sales volume.

•
Gross profit for the second quarter of 2011 was $224 million, which is an increase of $25 million compared with the second quarter of 2010.  Gross profit as a percentage of sales remained constant at 26% for the second quarter of 2011 and 2010.  The increase in gross profit was primarily due to $55 million in higher selling prices, $11 million in higher sales volume and favorable product mix and a $7 million benefit from favorable foreign currency translation.  These improvements were partially offset by $33 million in higher raw material costs, $6 million of unfavorable manufacturing costs, a $4 million increase in distribution costs, a $4 million increase in acceleration of asset retirement obligations and a $1 million increase in other costs.

•
Operating profit for the second quarter of 2011 was $87 million compared with an operating profit of $122 million for the second quarter of 2010.  The decrease of $35 million was primarily due to a $49 million credit in 2010 for changes in estimates related to expected allowable claims, $21 million in higher SGA&R and a $1 million impairment charge in 2011, which was offset by a $25 million increase in gross profit and $11 million in lower depreciation and amortization expense.

•
Included in the computation of operating profit was $8 million of stock compensation expense (including expense related to grants under the emergence incentive plans approved by the Bankruptcy Court) compared with less than $1 million in the second quarter of 2010.  We anticipate that stock compensation expense will be comparable to the second quarter of 2011 for each of the remaining two quarters of 2011.

•
Interest expense of $16 million during the second quarter of 2011 was $101 million lower than the second quarter of 2010.  In 2010, we made a  determination that it was probable that obligations for interest on unsecured claims would ultimately be paid based on the estimated claim recoveries reflected in our plan of reorganization filed during the second quarter of 2010 (the “Plan”).  As such, interest that had not previously been recorded since we filed for Chapter 11 was recorded in the second quarter of 2010.  Thus the decrease from 2010 to 2011 is due to the post-petition interest recorded during the second quarter of 2010 of $108 million, partially offset by increased interest expense in 2011 associated with the Senior Notes and Term Loan issued in August 2010 compared with interest expense on the borrowings in 2010 under the Amended DIP Credit Facility.

•
Other expense, net was $1 million in the second quarter of 2011 compared to other expense, net of $8 million for the second quarter of 2010.  The decrease in expense primarily reflected reduced foreign currency losses in the quarter.

•
Reorganization items, net of $6 million in the second quarter of 2011 was $20 million lower than the second quarter of 2010.  The expense in both periods primarily comprised professional fees directly associated with the Chapter 11 reorganization.  The decrease reflects our emergence from Chapter 11 in November 2010.

•
The income tax benefit from continuing operations in the second quarter of 2011 was $6 million compared with an income tax provision from continuing operations of $11 million in the second quarter of 2010.  The tax benefit in the second quarter of 2011 included a decrease in deferred foreign income taxes that had been recorded in an international jurisdiction in prior years.  The tax benefit was recorded after receiving approval from the international jurisdiction to change our filing position.

•
Net earnings from continuing operations attributable to Chemtura for the second quarter of 2011 was $69 million, or $0.69 per share, compared with a net loss from continuing operations attributable to Chemtura of $41 million, or $0.16 per share, for the second quarter of 2010.

•
Earnings from discontinued operations, net of tax, for the second quarter of 2010 was $1 million.  The loss from sale of discontinued operations, net of tax, for the second quarter of 2010 was $9 million, or $0.04 per share.  Discontinued operations related to the polyvinyl chloride (“PVC”) additives business, which was sold in April 2010.

Second Quarter 2011 Results - Managed Basis

•
On a managed basis, second quarter 2011 gross profit was $223 million, or 25% of net sales, as compared with second quarter 2010 gross profit of $194 million, or 25% of net sales.  The increase in gross profit was due to higher selling prices, increased sales volume and favorable product mix, and the benefit of favorable foreign currency translation, partially offset by higher raw material, energy, distribution and manufacturing costs.

•
On a managed basis, second quarter 2011 operating profit was $88 million as compared with second quarter 2010 operating profit of $79 million.  The increase in operating profit primarily reflected the increase in gross profit, partially offset by higher SGA&R.

•
Adjusted EBITDA in the second quarter of 2011 was $130 million as compared with $114 million in the second quarter of 2010.  (See the tables attached to this earnings release for a reconciliation of the computation of Adjusted EBITDA.)  The increase in adjusted EBITDA was driven by higher gross profit, partially offset by higher SGA&R.  Adjusted EBITDA for the last twelve months increased from $320 million as of December 31, 2010 to $361 million as of June 30, 2011.

•
The earnings from continuing operations before income taxes on a managed basis in the second quarters of 2011 and 2010 exclude pre-tax GAAP charges of $7 million and $91 million, respectively.  These charges are related to accelerated recognition of asset retirement obligations; accelerated depreciation of property, plant and equipment; facility closures, severance and related costs; impairment charges; changes in estimates related to expected allowable claims; and costs associated with the Chapter 11 reorganization.

•
Chemtura has chosen to apply an estimated tax rate to our managed basis pre-tax income to simplify for investors the comparison of underlying operating performance.  Following our emergence from Chapter 11, we developed an estimated managed basis tax rate reflecting the expected performance of our core operations in 2011.  The estimated 28% managed basis tax rate reflects (i) the impact of the adjustments made in the preparation of pre-tax managed basis income; (ii) the exclusion of the benefit or charge arising from the creation or release of valuation allowances on U.S. income; and (iii) the utilization of foreign tax credits generated in the current year.  We expect to apply the 28% tax rate in the preparation of our managed basis financial statements throughout 2011 and reevaluate for 2012, or sooner, if significant circumstances warrant.  The 28% managed basis tax rate reflects the benefit of lower international corporate tax rates as compared with the U.S. Federal corporate tax rate as well as the conclusion that we will indefinitely re-invest the majority of the earnings of our foreign subsidiaries in our international operations.

•
Chemtura’s managed basis tax rate of 35% in 2010 represented a standard tax rate for our core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 proceedings.

Cash Flows - GAAP

•	Net cash provided by operating activities for the second quarter of 2011 was $42 million as compared with $30 million for the second quarter of 2010.

•	As of June 30, 2011, our accounts receivable balance was $615 million as compared with $560 million as of June 30, 2010.

•	As of June 30, 2011, our inventory balance was $602 million as compared with $496 million at June 30, 2010.

•	Capital expenditures for the second quarter of 2011 were $32 million compared with $24 million in the second quarter of 2010.

•	Cash income taxes paid (net of refunds) in the second quarter of 2011 were $2 million compared with less than $1 million in the second quarter of 2010.

•
Our total debt of $846 million as of June 30, 2011 compared to $825 million as of March 31, 2011.  The increase is primarily due to borrowings under our senior secured revolving credit facility, among other items, has funded the seasonal growth in working capital.  Cash and cash equivalents increased to $143 million as of June 30, 2011 compared with $113 million as of March 31, 2011.

###

Second Quarter Earnings Q&A Teleconference

Copies of this release, as well as informational slides, will be available on the Investor Relations section on our Web site at www.chemtura.com.  We will host a teleconference to review these results on Thursday August 4, 2011 at 9 a.m. EDT.  Interested parties are asked to dial in approximately 10 minutes prior to the start time.  The call-in number is (404) 665-9523 and the conference ID code is 79520932.  Replay of the call will be available for two weeks, starting at noon EDT on Friday, August 5, 2011.  To access the replay, call (800) 642-1687 or (706) 645-9291 and enter access code 79520932.

Live Internet access to the 2011 second quarter conference call will be available through the Investor Relations section of our Web site.

Chemtura Corporation, with 2010 sales of $2.8 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products.  Additional information concerning us is available at www.chemtura.com.

Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; antitrust costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment charges. They also include the computation of Adjusted EBITDA.  In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 28% in 2011 represents a refined estimated tax rate for our core operations to simplify comparison of underlying operating performance used throughout 2011. Our managed basis tax rate of 35% in 2010 represents a uniform tax rate used throughout our bankruptcy period to standardize period over period comparisons.   Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations.  While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Our ability to implement our growth strategies in rapidly growing markets;
•	Our ability to obtain the requisite regulatory and other approvals to implement the plan to build a new multi-purpose manufacturing facility in Nantong, China;
•	Declines in general economic conditions;
•	The effects of competition;
•	The ability to comply with product registration requirements of regulatory authorities, including the U.S. food and drug administration (the “FDA”) and European Union REACh legislation;
•	The effect of adverse weather conditions;
•	The ability to grow profitability in our Chemtura AgroSolutions segment;
•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;
•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;
•	Our dependence upon a trained, dedicated sales force;
•	Operating risks at our production facilities;
•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CHEMTURA CORPORATION

CHEMTURA CORPORATION
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarters Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net sales	$876	$767	$1,575	$1,370

Cost of goods sold	652	568	1,190	1,037
Gross profit	224	199	385	333
Gross profit %	26%	26%	24%	24%

Selling, general and administrative	92	71	171	147
Depreciation and amortization	34	45	71	94
Research and development	11	11	22	20
Facility closures, severance and related costs	-	1	-	3
Impairment charges	1	-	3	-
Changes in estimates related to expected allowable claims	1	(49)	1	73
Equity Income	(2)	(2)	(2)	(2)

Operating profit (loss)	87	122	119	(2)
Interest expense	(16)	(117)	(32)	(129)
Loss on early extinguishment of debt	-	-	-	(13)
Other expense, net	(1)	(8)	-	(10)
Reorganization items, net	(6)	(26)	(13)	(47)

Earnings (loss) from continuing operations before income taxes	64	(29)	74	(201)
Income tax benefit (provision)	6	(11)	3	(16)

Earnings (loss) from continuing operations	70	(40)	77	(217)
Earnings (loss) from discontinued operations, net of tax	-	1	-	(1)
Loss on sale of discontiued operations, net of tax	-	(9)	-	(9)

Net earnings (loss)	70	(48)	77	(227)

Less: Net earnings attributed to non-controlling interests	(1)	(1)	(1)	(1)

Net earnings (loss) attributable to Chemtura	$69	$(49)	$76	$(228)

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations	$0.69	$(0.16)	$0.76	$(0.90)
Earnings (loss) from discontinued operations, net of tax	-	-	-	-
Loss on sale of discontinued operations, net of tax	-	(0.04)	-	(0.04)
Net earnings (loss) attributable to Chemtura	$0.69	$(0.20)	$0.76	$(0.94)

Weighted average shares outstanding - Basic	100.3	242.9	100.2	242.9

Weighted average shares outstanding - Diluted	100.5	242.9	100.3	242.9

Amounts attribuable to Chemtura Corporation stockholders:
Earnings (loss) from continuing operations	$69	$(41)	$76	$(218)
Earnings (loss) from discontinued operations, net of tax	-	1	-	(1)
Loss on sale of discontinued operations, net of tax	-	(9)	-	(9)
Net earnings (loss) attributable to Chemtura	$69	$(49)	$76	$(228)

CHEMTURA CORPORATION
Consolidated Balance Sheets
(In millions)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$143	$201
Restricted cash	5	32
Accounts receivable	615	489
Inventories	602	528
Other current assets	151	171
Total current assets	1,516	1,421

NON-CURRENT ASSETS
Property, plant and equipment, net	733	716
Goodwill	179	175
Intangible assets, net	419	429
Non-current restricted cash	3	6
Other assets	205	166

Total Assets	$3,055	$2,913

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$7	$3
Accounts payable	208	191
Accrued expenses	220	281
Income taxes payable	21	14
Total current liabilities	456	489

NON-CURRENT LIABILITIES
Long-term debt	839	748
Pension and post-retirement health care liabilities	438	498
Other liabilities	206	207
Total liabilities	1,939	1,942

STOCKHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	4,328	4,305
Accumulated deficit	(2,993)	(3,068)
Accumulated other comprehensive loss	(229)	(276)
Total Chemtura stockholders' equity	1,107	962

Non-controlling interest	9	9
Total stockholders' equity	1,116	971

Total Liabilities and Stockholders' Equity	$3,055	$2,913

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
Increase (decrease) to cash	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$77	$(227)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss on sale of discontiued operations, net of tax	-	9
Impairment charges	3	-
Loss on early extinguishment of debt	-	13
Depreciation and amortization	71	94
Stock-based compensation expense	16	-
Reorganization items, net	1	2
Changes in estimates related to expected allowable claims	1	73
Contractual post-petition interest expense	-	108
Equity income	(2)	(2)
Changes in assets and liabilities, net	(237)	(149)
Net cash used in operating activities	(70)	(79)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from divestments	-	21
Payments for acquisitions	(33)	-
Capital expenditures	(55)	(38)
Net cash used in investing activities	(88)	(17)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from ABL Facility, net	91	-
Proceeds from Amended DIP Credit Facility	-	299
Payments on DIP Credit Facility	-	(250)
Proceeds from 2007 Credit Facility, net	-	17
Proceeds from short term borrowings, net	4	-
Payments for debt issuance and refinancing costs	-	(16)
Proceeds from exercise of stock options	1	-
Net cash provided by financing activities	96	50

CASH
Effect of exchange rates on cash and cash equivalents	4	(6)

Change in cash and cash equivalents	(58)	(52)
Cash and cash equivalents at beginning of period	201	236

Cash and cash equivalents at end of period	$143	$184

CHEMTURA CORPORATION
Segment Net Sales and Operating Profit (Loss) (Unaudited)
(In millions)

	Quarters Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
NET SALES

Industrial Performance Products	$370	$313	$706	$599
Industrial Engineered Products	244	187	453	347
Consumer Products	152	171	231	263
Chemtura AgroSolutions	110	96	185	161
Total net sales	$876	$767	$1,575	$1,370

OPERATING PROFIT (LOSS)

Industrial Performance Products	$39	$38	$69	$63
Industrial Engineered Products	42	7	75	4
Consumer Products	22	38	19	44
Chemtura AgroSolutions	12	7	14	6
Segment operating profit	115	90	177	117

General corporate expense, including amortization	(26)	(16)	(54)	(43)
Facility closures, severance and related costs	-	(1)	-	(3)
Impairment charges	(1)	-	(3)	-
Changes in estimates related to expected allowable claims	(1)	49	(1)	(73)
Total operating profit (loss)	$87	$122	$119	$(2)

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter and Six Months Ended June 30, 2011 versus 2010
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended June 30,		Six Months Ended June 30,
		Pre-tax		Pre-tax
		Earnings		Earnings
		(Loss) from		(Loss) from
	Net	Continuing	Net	Continuing
	Sales	Operations	Sales	(Loss)

2010	$767	$(29)	$1,370	$(201)

2010 Accelerated recognization of asset retirement obligations	-	(5)	-	-
2010 Accelerated depreciation of property, plant and equipment	-	10	-	21
2010 Facility closures, severance and related costs	-	1	-	3
2010 Changes in estimates related to expected allowable claims	-	(49)	-	73
2010 Post-petition interest expense on allowable claims	-	108	-	108
2010 Loss on early extinguishment of debt		-		13
2010 Reorganization items, net	-	26	-	47
	767	62	1,370	64

Changes in selling prices	55	55	96	96
Unit volume and mix	38	11	97	30
Foreign currency impact - operating profit (loss)	21	7	23	5
Divestitures	(5)	(1)	(11)	(3)
Higher raw materials and energy costs	-	(33)	-	(53)
Manufacturing cost impacts	-	(6)	-	(8)
Higher distribution costs	-	(4)	-	(8)
Higher REACh costs	-	1	-	-
Changes in SGA&R, excluding foreign exchange impact	-	(20)	-	(24)
Lower depreciation and amortization expense	-	1	-	3
Higher interest expense	-	(7)	-	(11)
Foreign currency impact - other expense, net	-	10	-	11
Other	-	(5)	-	(11)
	876	71	1,575	91

2011 Accelerated recognization of asset retirement obligations	-	1	-	1
2011 Accelerated depreciation of property, plant and equipment	-	-	-	(1)
2011 Impairment charges	-	(1)	-	(3)
2011 Changes in estimates related to expected allowable claims		(1)	-	(1)
2011 Reorganization items, net	-	(6)	-	(13)

2011	$876	$64	$1,575	$74

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended June 30, 2011			Quarter Ended June 30, 2010
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$876	$-	$876	$767	$-	$767

Cost of goods sold	652	1	653	568	5	573
Gross profit	224	(1)	223	199	(5)	194
Gross profit %	26%		25%	26%		25%

Selling, general and administrative	92	-	92	71	-	71
Depreciation and amortization	34	-	34	45	(10)	35
Research and development	11	-	11	11	-	11
Facility closures, severance and related costs	-	-	-	1	(1)	-
Impairment charges	1	(1)	-	-	-	-
Changes in estimates related to expected allowable claims	1	(1)	-	(49)	49	-
Equity Income	(2)	-	(2)	(2)	-	(2)

Operating profit	87	1	88	122	(43)	79
Interest expense	(16)	-	(16)	(117)	108	(9)
Other expense, net	(1)	-	(1)	(8)	-	(8)
Reorganization items, net	(6)	6	-	(26)	26	-

Earnings (loss) from continuing operations before income taxes	64	7	71	(29)	91	62
Income tax benefit (provision)	6	(25)	(19)	(11)	(10)	(21)

Earnings (loss) from continuing operations	70	(18)	52	(40)	81	41
Earnings from discontinued operations, net of tax	-	-	-	1	(1)	-
Loss on sale of discontinued operations, net of tax	-	-	-	(9)	9	-

Net earnings (loss)	70	(18)	52	(48)	89	41

Less: Net earnings attributable to non-controlling interests	(1)	-	(1)	(1)	-	(1)

Net earnings (loss) attributable to Chemtura	$69	$(18)	$51	$(49)	$89	$40

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations	$0.69		$0.51	$(0.16)		$0.16
Earnings from discontinued operations, net of tax	-		-	-		-
Loss on sale of discontinued operations, net of tax	-		-	(0.04)		-
Net earnings (loss) attributable to Chemtura	$0.69		$0.51	$(0.20)		$0.16

Weighted average shares outstanding - Basic	100.3		100.3	242.9		242.9

Weighted average shares outstanding - Diluted	100.5		100.5	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$(1)			$(5)
Accelerated depreciation of property, plant and equipment		-			10
Facility closures, severance and related costs		-			1
Impairment charges		1			-
Changes in estimates related to expected allowable claims		1			(49)
Interest expense		-			108
Reorganization items, net		6			26
Pre-tax		7			91

Adjustment to apply a Managed Basis effective tax rate		(25)			(10)
After-tax		(18)			81
Earnings from discontinued operations, net of tax		-			(1)
Loss on sale of discontinued operations, net of tax		-			9
		$(18)			$89

Adjusted EBITDA consists of the following:

Operating profit (loss) - GAAP			$87			$122
Accelerated recognition of asset retirement obligations			(1)			(5)
Accelerated depreciation of property, plant and equipment			-			10
Facility closures, severance and related costs			-			1
Impairment charges			1			-
Changes in estimates related to expected allowable claims			1			(49)
Operating profit - Managed Basis			88			79

Depreciation and amortization - Managed Basis			34			35
Non-cash stock-based compensation expense			8			-

Adjusted EBITDA			$130			$114

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2010
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$1,575	$-	$1,575	$1,370	$-	$1,370

Cost of goods sold	1,190	1	1,191	1,037	-	1,037
Gross profit	385	(1)	384	333	-	333
Gross profit %	24%		24%	24%		24%

Selling, general and administrative	171	-	171	147	-	147
Depreciation and amortization	71	(1)	70	94	(21)	73
Research and development	22	-	22	20	-	20
Facility closures, severance and related costs	-	-	-	3	(3)	-
Impairment charges	3	(3)	-	-	-	-
Changes in estimates related to expected allowable claims	1	(1)	-	73	(73)	-
Equity income	(2)	-	(2)	(2)	-	(2)

Operating profit (loss)	119	4	123	(2)	97	95
Interest expense	(32)	-	(32)	(129)	108	(21)
Loss on early extinguishment of debt	-	-	-	(13)	13	-
Other expense, net	-	-	-	(10)	-	(10)
Reorganization items, net	(13)	13	-	(47)	47	-

Earnings (loss) from continuing operations before income taxes	74	17	91	(201)	265	64
Income tax benefit (provision)	3	(28)	(25)	(16)	(6)	(22)

Earnings (loss) from continuing operations	77	(11)	66	(217)	259	42
Loss from discontinued operations, net of tax	-	-	-	(1)	1	-
Loss on sale of discontinued operations, net of tax	-	-	-	(9)	9	-

Net earnings (loss)	77	(11)	66	(227)	269	42

Less: Net earnings attributed to non-controlling interest	(1)	-	(1)	(1)	-	(1)

Net earnings (loss) attributable to Chemtura	$76	$(11)	$65	$(228)	$269	$41

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations	$0.76		$0.65	$(0.90)		$0.17
Loss from discontinued operations, net of tax	-		-	-		-
Loss on sale of discontinued operations, net of tax	-		-	(0.04)		-
Net earnings (loss) attributable to Chemtura Corporation	$0.76		$0.65	$(0.94)		$0.17

Weighted average shares outstanding - Basic	100.2		100.2	242.9		242.9

Weighted average shares outstanding - Diluted	100.3		100.3	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$(1)			$-
Accelerated depreciation of property, plant and equipment		1			21
Facility closures, severance and related costs		-			3
Impairment charges		3			-
Changes in estimates related to expected allowable claims		1			73
Post-petition interest expense on allowable claims		-			108
Loss on early extinguishment of debt		-			13
Reorganization items, net		13			47
Pre-tax		17			265

Adjustment to apply a Managed Basis effective tax rate		(28)			(6)
After-tax		(11)			259
Loss from discontinued operations, net of tax		-			1
Loss on sale of discontinued operations, net of tax		-			9
		$(11)			$269
Adjusted EBITDA consists of the following:

Operating profit (loss) - GAAP			$119			$(2)
Accelerated recognition of asset retirement obligations			(1)			-
Accelerated depreciation of property, plant and equipment			1			21
Facility closures, severance and related costs			-			3
Impairment charges			3			-
Changes in estimates related to expected allowable claims			1			73
Operating profit - Managed Basis			123			95

Depreciation and amortization - Managed Basis			70			73
Non-cash stock-based compensation expense			16			-

Adjusted EBITDA			$209			$168

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Quarter Ended June 30, 2011			Quarter Ended June 30, 2010
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis

NET SALES
Industrial Performance Products	$370	$-	$370	$313	$-	$313
Industrial Engineered Products	244	-	244	187	-	187
Consumer Products	152	-	152	171	-	171
Chemtura AgroSolutions	110	-	110	96	-	96
Total net sales	$876	$-	$876	$767	$-	$767

OPERATING PROFIT

Industrial Performance Products	$39	$-	$39	$38	$-	$38
Industrial Engineered Products	42	(1)	41	7	6	13
Consumer Products	22	-	22	38	(1)	37
Chemtura AgroSolutions	12	-	12	7	-	7
Segment operating profit	115	(1)	114	90	5	95

General corporate expense, including amortization	(26)	-	(26)	(16)	-	(16)
Facility closures, severance and related costs	-	-	-	(1)	1	-
Impairment charges	(1)	1	-	-	-	-
Changes in estimates related to expected allowable claims	(1)	1	-	49	(49)	-
Total operating profit	$87	$1	$88	$122	$(43)	$79

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$(1)			$(5)
Accelerated depreciation of property, plant and equipment		-			10
Facility closures, severance and related costs		-			1
Impairment charges		1			-
Changes in estimates related to expected allowable claims		1			(49)
		$1			$(43)

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$8	$-	$8	$9	$-	$9
Industrial Engineered Products	11	-	11	22	(9)	13
Consumer Products	3	-	3	2	-	2
Chemtura AgroSolutions	3	-	3	2	-	2
General corporate expense	9	-	9	10	(1)	9

Total depreciation and amortization	$34	$-	$34	$45	$(10)	$35

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$1			$-
Industrial Engineered Products			-			-
Consumer Products			1			-
Chemtura AgroSolutions			1			-
General corporate expense			5			-

Total non-cash stock-based compensation expense			$8			$-

Adjusted EBITDA by Segment:

Industrial Performance Products			$48			$47
Industrial Engineered Products			52			26
Consumer Products			26			39
Chemtura AgroSolutions			16			9
General corporate expense			(12)			(7)

Adjusted EBITDA			$130			$114

CHEMTURA CORPORATION
GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2010
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustment	Managed Basis	Historical	Adjustment	Managed Basis

Industrial Performance Products	$706	$-	$706	$599	$-	$599
Industrial Engineered Products	453	-	453	347	-	347
Consumer Products	231	-	231	263	-	263
Chemtura AgroSolutions	185	-	185	161	-	161
Total net sales	$1,575	$-	$1,575	$1,370	$-	$1,370

OPERATING PROFIT (LOSS)

Industrial Performance Products	$69	$-	$69	$63	$-	$63
Industrial Engineered Products	75	-	75	4	20	24
Consumer Products	19	-	19	44	1	45
Chemtura AgroSolutions	14	-	14	6	-	6
Segment operating profit	177	-	177	117	21	138

General corporate expense, including amortization	(54)	-	(54)	(43)	-	(43)
Facility closures, severance and related costs	-	-	-	(3)	3	-
Impairment charges	(3)	3	-	-	-	-
Changes in estimates related to expected allowable claims	(1)	1	-	(73)	73	-
Total operating profit (loss)	$119	$4	$123	$(2)	$97	$95

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$(1)			$-
Accelerated depreciation of property, plant and equipment		1			21
Facility closures, severance and related costs		-			3
Impairment charges		3			-
Changes in estimates related to expected allowable claims		1			73
		$4			$97

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$18	$-	$18	$18	$-	$18
Industrial Engineered Products	22	(1)	21	45	(18)	27
Consumer Products	5	-	5	6	(2)	4
Chemtura AgroSolutions	5	-	5	4	-	4
General corporate expense	21	-	21	21	(1)	20

Total depreciation and amortization	$71	$(1)	$70	$94	$(21)	$73

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$2			$-
Industrial Engineered Products			1			-
Consumer Products			1			-
Chemtura AgroSolutions			1			-
General corporate expense			11			-

Total non-cash stock-based compensation expense			$16			$-

Adjusted EBITDA by Segment:

Industrial Performance Products			$89			$81
Industrial Engineered Products			97			51
Consumer Products			25			49
Chemtura AgroSolutions			20			10
General corporate expense			(22)			(23)

Adjusted EBITDA			$209			$168